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Exhibit 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statement of our report dated May 12, 2000 relating to the financial statements, which appear in the Annual Report of the Monaco Coach Corporation 401(k) Plan, on Form 11-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
June 27, 2001

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  Exhibit 23.1
Consent of Independent Accountants